                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): January 14, 2000




                              Escalon Medical Corp.
             (Exact name of registrant as specified in its charter)


          Delaware                   0-20127                  33-0272839
(State or other jurisdiction    (Commission File Number)    (IRS Employer
 of incorporation)                                           Identification No.)

351 East Conestoga Road, Wayne, Pennsylvania                      19087
(Address of principal executive offices)                        (Zip Code)



       Registrant's telephone number, including area code: (610) 688-6830



                                       N/A
         (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On January 14, 2000, Escalon Medical Corp. (the "Registrant") purchased all of the outstanding capital stock of Sonomed, Inc. ("Sonomed"), a privately held manufacturer and marketer of ophthalmic ultrasound diagnostics devices, pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of January 14, 2000, among the Registrant, Sonomed and the stockholders of Sonomed. The purchase price was $12,550,000, of which $12,050,000 was paid in cash and $500,000 was represented by a promissory note bearing interest at the rate of 10% per annum in the event of a default. The purchase price is subject to adjustment under certain circumstances. As a result of the transaction, Sonomed became a wholly owned subsidiary of the Registrant.

         In connection with the Stock Purchase Agreement, Sonomed entered into an Employment Agreement with Louis Katz, whereby Sonomed agreed to employ Mr. Katz as its president for a period of three years at a salary of $175,000 per year, which salary will be increased after one year for each subsequent one-year period by a percentage equal to not less than the sum of (i) the percentage increase in the cost of living in the County of Nassau, State of New York for the year then ended and (ii) 2%; provided, however, that in no event will any annual increase exceed 5%. After its three-year initial term, the Employment Agreement will renew automatically for successive terms of one year each unless either party notifies the other party in writing at least 90 days prior to the expiration of the existing term of such party's determination not to renew the Employment Agreement beyond the existing term. The Employment Agreement also provides for participation by Mr. Katz in a bonus program, health insurance and other fringe benefits, including an automobile allowance not to exceed $850 per month.

         In connection with the acquisition of Sonomed, the Registrant adopted the Escalon Medical Corp. Equity Incentive Plan for Employees of Sonomed, Inc., pursuant to which options for the purchase of 330,000 shares of the Company's Common Stock were issued to management employees of Sonomed at an exercise price of $2.625 per share. Mr. Katz was granted an option to purchase 90,000 of these shares.

         Also in connection with the acquisition of Sonomed, Sonomed established a management bonus program whereby Mr. Katz and other management employees of Sonomed designated by him will be paid quarterly bonuses in the aggregate amount of at least 3% of Sonomed's net sales with respect to each calendar quarter.

         Other than as set forth above, no material relationship exists between
(i) the Registrant or any of its affiliates, other than Sonomed, and Sonomed or any of its stockholders, (ii) any director or officer of the Registrant and any director or officer of Sonomed or (iii) any associate of any director or officer of the Registrant and any associate of any director or officer of Sonomed. The consideration under the Stock Purchase Agreement was determined by arms' length negotiations between the Registrant and the stockholders of Sonomed.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Businesses Acquired.

         The audited financial statements of the business acquired include the balance sheets of Sonomed, Inc. as of December 31, 1999 and 1998, and the related statements of income, shareholders' equity and cash flows for the three years in the period ended December 31, 1999.

         Exhibit 99.1 -    Financial Statements of Sonomed, Inc.

(b)      Unaudited Pro Forma Financial Information.

         The following unaudited pro forma condensed consolidated financial information has been prepared to reflect the transaction under the Stock Purchase Agreement (the "Transaction") among Escalon Medical Corp. (the "Buyer"), Sonomed, Inc. and the stockholders of Sonomed, Inc. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the audited historical consolidated financial statements and related notes included in the Registrant's Annual Report on Form 10-K for the periods ended June 30, 1999, and the condensed consolidated financial statements for the six months ended December 31, 1999 in the Registrant's Quarterly Report on Form 10-Q for period ended December 31, 1999, which reports are incorporated herein by reference.

         The unaudited pro forma condensed consolidated statement of operations gives effect to the Transaction as if it had occurred at the beginning of the period presented.

         The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and does not purport to be indicative of the operating results or financial position that would have actually occurred if the Transaction had been in effect on the dates indicated, nor is it necessarily indicative of future operating results or financial position.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1999

                                                                        PRO FORMA
                                                 HISTORICAL             ADJUSTMENTS                     PRO FORMA
                                                 ----------             -----------                     ---------
Sales revenues                              $    7,559,011         $     7,169,357 (1)              $  14,728,368

Costs and expenses:
  Cost of goods sold                             3,282,177               1,989,436 (1)                  5,271,613
  Research and development                         738,124                 211,837 (1)                    949,961
  Marketing, general and
   administrative                                3,331,562               2,216,015 (1)(2)               5,547,577
                                            --------------         ---------------                  -------------
   Total costs and expenses                      7,351,863               4,417,288                     11,769,151
                                            --------------         ---------------                  -------------

Income from operations                             207,148               2,752,069                      2,959,217
  Other income, net                                986,639                (966,098) (1)(3)                 20,541
                                            --------------         ---------------                  -------------

Income before income taxes                       1,193,787               1,785,971                      2,979,758
Income taxes                                             -                  22,925 (1)(4)                  22,925
                                            --------------         ---------------                  -------------
Net income                                  $    1,193,787         $     1,763,046                  $   2,956,833
                                            ==============         ===============                  =============


Basic net income per share  (A)                    $ 0.10                                            $       0.67
                                                   ======                                            ============


Diluted net income per share                       $ 0.10                                            $       0.66
                                                   ======                                            ============

(1)      Weighted average shares-basic          3,114,823                                               3,114,823
                                                =========                                               =========


 Weighted average shares-diluted                3,150,721                                               3,150,721
                                                =========                                               =========


(A) Historical and pro forma net income available to common shareholders at June 30, 1999 was decreased by $870,523, for preferred stock dividends and accretion.

(1) Net sales and expenses as per the Sonomed, Inc. audited Statement of Income for the year ended December 31, 1999 (Exhibit 99.1).

(2) Sonomed historical selling and administrative expenses, $515,499 and $748,769, respectively, additional compensation (bonus plan enumerated in Item 2 above) $215,080 and goodwill arising from the acquisition of $736,667.

(3) Sonomed historical interest and other income, $145,478, gain on sale of investments, $12,080, less interest expense associated with this acquisition (adjustable rate loans with interest rate cap) reported at the cap limit for presentation purposes, $1,123,656. The annual effect of a 1/8th % rate reduction would be $14,344.

(4) Sonomed was a Subchapter S corporation. The income tax provision reflects only New York State and other local taxes. There is no provision for federal income tax for both Escalon and Sonomed due to utilization of net operating loss carryforwards.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE SIX MONTHS ENDED DECEMBER 31, 1999

                                                                       PRO FORMA
                                                 HISTORICAL            ADJUSTMENTS                    PRO FORMA
                                                 ----------            -----------                    ---------
Sales revenues                               $    2,310,212       $    3,584,679   (1)               $  5,894,891

Costs and expenses:
  Cost of goods sold                              1,154,198              994,718   (1)                  2,148,916
  Research and development                          467,383              105,919   (1)                    573,302
  Marketing, general and
     Administrative                               1,978,070            1,108,008 (1)(2)                 3,086,078
                                             --------------       --------------                    -------------

    Total costs and expenses                      3,599,651            2,208,645                        5,808,296
                                             --------------       --------------                    -------------

Income (loss) from operations                    (1,289,439)           1,376,034                           86,595
  Gain on sale of Silicone Oil product
line                                              1,848,215                    -                        1,848,215
  Write-off of Ocufit                              (455,112)                   -                         (455,112)
  Other income, net                                  64,015             (492,013) (1)(3)                 (427,998)
                                             --------------       --------------                    -------------
Income (loss) before income taxes                   167,679              884,021                        1,051,700
Income taxes                                              -               11,463  (1)(4)                   11,463
                                             ==============       ==============                    =============

Net income (loss)                            $      167,679       $      872,558                    $   1,040,237
                                             ==============       ==============                    =============

Basic net loss per share                     $         0.05                                         $        0.32
                                             ==============                                         =============

Diluted net loss per share                   $         0.05                                         $        0.32
                                             ==============                                         =============


 Weighted average shares-basic                    3,242,184                                             3,242,184
                                            ===============                                         =============


 Weighted average shares-diluted                  3,254,250                                             3,254,250
                                            ===============                                         =============


(1) Net sales and expenses as per Sonomed, Inc. audited Statement of Income for the year ended December 31, 1999, reduced by 50%.

(2) Sonomed historical selling and administrative expenses, $257,750 and $374,384, respectively, additional compensation (bonus plan enumerated in Item 2 above) $107,540 and goodwill arising from the acquisition of $368,334.

(3) Sonomed historical interest and other income, $72,739, gain on sale of investments, $6,040, less interest expense associated with this acquisition (adjustable rate loans with interest rate cap) reported at the cap limit for presentation purposes, $570,792. The annual effect of a 1/8th % rate reduction would be $7,391.

(4) Sonomed was a Subchapter S corporation. The income tax provision reflects only New York State and other local taxes. There is no provision for federal income tax for both Escalon and Sonomed due to utilization of net operating loss carryforwards.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 1999

                                                                                  PRO FORMA
                                                      HISTORICAL                  ADJUSTMENTS                         PRO FORMA
                                                      ----------                  -----------                         ---------
                     ASSETS
Current Assets:                                                             $  (12,365,000)  (a)
  Cash and cash equivalents                           $3,039,913                12,400,000   (b)                    $  2,241,583
                                                                                  (833,330)  (c)
  Cash and cash equivalents - restricted               1,000,000                (1,000,000)  (c)                               -
  Accounts receivable, net                             1,479,590                   897,000   (a)                       2,376,590
  Inventory, net                                       1,017,481                   600,000   (a)                       1,617,481
  Other current assets                                   195,143                    19,000   (a)                         214,143
                                                      ----------              ------------                          ------------
   TOTAL CURRENT ASSETS                                6,732,127                  (282,330)                            6,449,797

Long-term receivables                                    150,000                    -                                    150,000
License and distribution rights, net                     251,585                    -                                    251,585
Goodwill, net                                          1,187,385                11,050,000   (a)                      12,237,385
                                                                                    29,000   (a)
Other assets                                             808,840                    30,000   (a)                         967,840
                                                                                   100,000   (b)
                                                      ----------              ------------                          ------------

   TOTAL ASSETS                                       $9,129,937               $10,926,670                           $20,056,607
                                                      ==========               ===========                           ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
                                                                                $5,000,000   (b)
  Line of credit                                      $1,000,000                (1,000,000)  (c)                    $  5,000,000

  Current portion of long-term debt                                              1,050,000   (b)
                                                         200,000                  (200,000)  (c)                       1,050,000
  Note payable                                                 -                   500,000   (b)                         500,000
  Accounts payable and accrued expenses                  851,227                   260,000   (a)                       1,111,227
                                                      ----------              ------------                          ------------


   TOTAL CURRENT LIABILITIES                           2,051,227                 5,610,000                             7,661,227

                                                                                 5,950,000 (b)
Long-term debt                                           633,330                  (633,330)(c)                         5,950,000
                                                      ----------              ------------                          ------------


   TOTAL LIABILITIES                                   2,684,557                10,926,670                            13,611,227
SHAREHOLDERS' EQUITY:
  Common stock                                        46,024,811                         -                            46,024,811
  Accumulated deficit                                (39,579,431)                        -                           (39,579,431)
                                                     -----------              ------------                          ------------


   TOTAL SHAREHOLDERS' EQUITY                          6,445,380                         -                             6,445,380
                                                     -----------              ------------                          ------------

   TOTAL LIABILITIES AND SHAREHOLDERS'
     EQUITY                                           $9,129,937              $ 10,926,670                          $ 20,056,607
                                                      ==========              ==-=========                          ==-=========

(a) Sonomed was acquired January 14, 2000 in a business combination accounted for as a purchase. The total estimated cost of the acquisition was $12,550,000, which exceeded the fair value of the net assets acquired by $11,050,000. The excess will be amortized on the straight-line method over 15 years.

      The preliminary estimate of the purchase price was allocated as follows:

          Cash                                        $    185,000
          Receivables                                      897,000
          Inventories                                      600,000
          Other current assets                              19,000
          Property and equipment                            29,000
          Other assets                                      30,000
          Goodwill                                      11,050,000
          Accounts payable and accrued expenses           (260,000)
                                                      ------------
               Total cost of acquisition              $ 12,550,000


      These opening estimates are subject to change within 120 days, pending subsequent verification and review.

(b) The acquisition was financed through a five-year line of credit of $ 5,000,000, a five-year term loan of $7,000,000 and a $500,000 note payable to the Sonomed shareholders.

      The interest rate on the line of credit is based on prime plus 0.75% and the term loan is based on prime plus 1.0%. Floating interest rate protection is in place to cover the $7,000,000 term loan through January 2003 and $3,000,000 of the line of credit through January 2002. The maximum interest rate that may be charged on the term loan for calendar year 2000 is 10% and 9.75% on the protected portion of the line of credit. The interest rate on the note payable is 10%.

      Escalon paid $100,000 in finance fees that are recorded in other assets. These fees will be amortized over the term of the loans using the effective interest method

(c) In connection with the financing this acquisition, Escalon repaid all of its existing debt utilizing cash on hand and the restricted certificate of deposit that secured a portion of that debt.

         (c)    Exhibits.

      Exhibit No.           Document
      -----------           --------

         2.1 Stock Purchase Agreement dated as of January 14, 2000 among Escalon Medical Corp., Sonomed, Inc. and the Stockholders of Sonomed, Inc. (1)

         2.2 Note dated January 14, 2000 in the principal amount of $500,000 from the Registrant to Louis Katz. (1)

         2.3 Employment Agreement dated as of January 14, 2000 between Sonomed, Inc. and Louis Katz. (1)

         2.4      Bonus Plan for Management Employees of Sonomed, Inc. (1)

         2.5 Escalon Medical Corp. Equity Incentive Plan for Employees of Sonomed, Inc. (1)

         2.6      News Release of the Registrant dated January 18,2000. (1)

         99.1 Financial Statements of Sonomed, Inc. for the years ended December 31, 1999, 1998 and 1997 with Report of Independent Auditors. *
         ----------
          *    Filed herewith

         (1) Filed as an exhibit to the Company's Form 8-K, dated January 19, 2000.

                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               ESCALON MEDICAL CORP.



Date: March 29, 2000                           By: /s/ Douglas R. McGonegal
                                                  --------------------------
                                                   Douglas R. McGonegal,
                                                   Vice President - Finance
                                                   Chief Financial Officer